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                                                                EXHIBIT 23.6

                                   CONSENT

                               FEBRUARY 4, 1998


Board of Directors
Primera Foods Corporation
612 South 8th Street
Cameron, WI  54822

Gentlemen:

     The Institute of Food Technologists hereby consents to the use of our name and the reference to our publication Food Technology in your Form S-1 Registration Statement filed with the Securities and Exchange Commission.


                                                Sincerely,


                                                /s/ FRANCES KATZ
                                                --------------------------
                                                Frances Katz
                                                Director of Publications,
                                                Institute of Food Technologists